UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
January 4, 2018 (December 31, 2017)
Commission file number: 001-35653
SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8020 Park Lane, Suite 200 Dallas, TX 75231 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On December 31, 2017, Sunoco GP LLC (the “Company”), the general partner of Sunoco LP (the “Partnership”), received the resignation of Robert W. Owens from the board of directors of the Company (the “Board of Directors”), effective as of December 31, 2017. Mr. Owens’ resignation was not the result of any disagreement with the Partnership or the Company relating to the operations, practices or policies of the Partnership or the Company and is aligned with his previously announced retirement as Chief Executive Officer of the Company, effective December 31, 2017.
Appointment of Director
On January 3, 2018, Joseph Kim, the Company’s President and Chief Executive Officer, was appointed to the Board of Directors by the sole member of the Company pursuant to the provisions of the Amended and Restated Limited Liability Company Agreement of the Company dated September 25, 2012, as amended.
There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Kim was appointed to the Board of Directors. There are no relationships regarding Mr. Kim that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
	By:	Sunoco GP LLC, its general partner
Date: January 4, 2018	By:	/s/ Thomas R. Miller
Thomas R. Miller
Chief Financial Officer